UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2006

Arena Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

000-31161

23-2908305

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of Principal Executive Offices)   (Zip Code)

(858) 453-7200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

                Holders of the outstanding shares of Series B Preferred Stock (the “Series B Preferred”) of Arena Pharmaceuticals, Inc. (the “Company”) own warrants to acquire the Company’s common stock, which, if exercised and converted, would obligate the Company to issue up to 1,936,200 shares of common stock at an exercise price of $10.00 per share. If the closing price of the Company’s common stock is equal to or above 140% of the exercise price for 30 consecutive trading days, upon 10 trading days’ prior written notice (a “Call Notice”), the Company will have the right to, and the warrant holders will have the right to require the Company to, call and cancel any unexercised portion of the warrants (subject to certain conditions specified in the Series B Preferred transaction documents).

                Following the issuance of a Call Notice, upon the earlier of the exercise of the applicable warrant or the warrant cancellation date, the Company will be obligated to issue to the warrant holder an exchange warrant entitling the holder to purchase a number of shares of the Company’s common stock equal to the unexercised portion of the warrant that was called. This exchange warrant will contain the same terms and conditions as the original warrant, except that the maturity date will be seven years from the date of issuance of such exchange warrant, and the exercise price will be equal to 130% of the arithmetic average of the Volume Weighted Average Prices of the Company’s common stock for the five Trading Days preceding the Cancellation Date of the original warrant.

                One of the Company’s Series B Preferred holders has sent the Company a notice requiring the Company to issue a Call Notice covering their warrants to purchase 829,856 shares of common stock. The Company subsequently issued the requisite Call Notice, which was effective as of March 17, 2006. Upon the earlier of the exercise of the applicable warrants or March 31, 2006, the Company will be obligated to issue exchange warrants entitling the holder to purchase a number of shares of the Company’s common stock equal to the unexercised portion of the warrants that were called. The exchange warrants would have an exercise price equal to 130% of the arithmetic average of the Volume Weighted Average Prices of the Company’s common stock for the five Trading Days preceding the warrant cancellation date.

Capitalized terms used but not defined herein shall have the meanings given to them in the Series B Preferred transaction documents, which were included as exhibits to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2006	Arena Pharmaceuticals, Inc.,
a Delaware corporation

	By:	/s/ Steven W. Spector
Steven W. Spector
Senior Vice President, General Counsel and Secretary